                                                Exhibit 99
                                                PERITUS SOFTWARE SERVICES, INC.
                                                For Immediate Release

PERITUS SOFTWARE SERVICES, INC. ANNOUNCES THIRD QUARTER 1998 RESULTS AND RESTATEMENT OF THIRD QUARTER 1997, FOURTH QUARTER 1997 AND YEAR 1997


BILLERICA, MA. -- NOVEMBER 25, 1998 --  Peritus Software Services, Inc. (NASDAQ:
PTUS), a provider of solutions for software maintenance, today announced financial results for the third quarter 1998. The Company also announced that it will restate its third quarter 1997, fourth quarter 1997 and year 1997 financial results.

The Company previously announced its preliminary third quarter 1998 results on September 23, 1998 and a restructuring plan on September 29, 1998. The financial results announced today are generally in line with those earlier announcements.

Revenue for the three months ended September 30, 1998 was $5.3 million representing a decrease of 39% for the restated comparable period in 1997. The Net Loss for the quarter, excluding the restructuring charge and a charge for impairment of long-lived assets, was $8.6 million. The Net Loss after the restructuring charge and the charge for impairment of long-lived assets was $16.1 million, or $0.99 per share, as compared to the restated Net Income of $0.1 million, or $0.01 per share, in the same period in 1997.

For the nine months ended September 30, 1998, Revenue was $25.8 million representing a 1% increase from the restated comparable period in 1997. The Net Loss for the period, excluding restructuring charges and a charge for impairment of long-lived assets, was $12.3 million. The Net Loss, after the restructuring charge and the charge for impairment of long-lived assets, was $21.3 million, or $1.32 per share, as compared to the restated Net Income of $0.9 million, or $0.02 per share, in the same period in 1997.

The details of the third quarter restructuring plan were announced on September 29, 1998. The actual charge incurred was $3.3 million versus the originally estimated $3.7 million. In the September 29, 1998 announcement, the Company stated that as a result of the restructuring plan, it was evaluating the realizability of the intangible assets originally recorded in connection with the acquisition of Millennium Dynamics, Inc. in December of 1997. The Company completed the evaluation and determined that $4.3 million of the $4.6 million carrying value was impaired. Therefore, the Company recorded a charge in the third quarter 1998 for impairment of long-lived assets of $4.3 million. Details of the financial results for the third quarter and nine months ended September 30, 1998 are presented at the end of this release.

Commenting on the results, Dominic Chan, president and CEO, said: "Obviously, we are very disappointed by the overall results but we continue to believe in the strength of our SAM offerings and Year 2000 products and services. We continue to receive positive response from our customers and prospects and we are taking the steps we believe are necessary for the future."

Separately, the Company also reported that it, along with its independent auditor PricewaterhouseCoopers LLP (PwC), conducted a review of 1997 financial results. During the review, two instances were discovered where the Company had recorded revenue for software licenses in advance of shipment of the software.

The first instance involved the recording of software license revenue of $1.2 million in the third quarter of 1997. The Company has determined that the software involved was not shipped until early in the fourth quarter of 1997. Payment of the License fee was received in the fourth quarter. Therefore, the Company will restate its third quarter results to exclude the $1.2 million license fee. The $1.2 million license fee will be included in the restated results for the fourth quarter of 1997.

The second instance involved $571,000 of license revenue and $21,000 of associated maintenance revenue in the fourth quarter of 1997. The Company has determined that the software involved was not shipped until 1998. The Company encountered collection difficulties with the customer during 1998. Despite entering into a settlement agreement with the customer in the second quarter of 1998, the Company concluded in the third quarter of 1998 that it would be unable to realize the amounts recorded. Accordingly, the Company will restate the fourth quarter of 1997 to remove the $592,000 of Revenue involved and will not record revenue in any subsequent periods.

The table at the end of this release shows the impact of the two restatements on third quarter 1997, fourth quarter 1997 and year 1997 key financial results.
The Company plans to file with the Securities and Exchange Commission an amended Annual Report on Form 10-K for the year 1997 and an amended quarterly report on Form 10-Q for the third quarter 1997 as soon as it is able to complete them.

As a result of the restatement of results for 1997, the Company was informed by PwC that users of the Company's 1997 financial statements should no longer rely upon PwC's opinion for the year ended December 31, 1997. The Company expects that the opinion will be reinstated once it completes and files its amended Form 10-K.

As reported in its October 26, 1998 press release, the Company received and responded to a letter related to the Company's Form 10-K for the year ended December 31, 1997 from the Securities and Exchange Commission regarding, among other things, the Company's accounting for in-process research and development in connection with its acquisition of Millennium Dynamics, Inc. The Company has not yet received a response from the Securities and Exchange Commission to the Company's letter. Although the Company believes it has properly accounted for the item, a different conclusion would require further restatement of the Company's results beginning with the fourth quarter of 1997.

The Company previously reported restatement of its first quarter 1998 and second quarter 1998 results. In the announcement made by the Company on October 26, 1998, the Company stated that the first restatement for $1.1 million of license revenue resulted because, at that time, the Company believed that certain elements of the transaction were not sufficient to substantiate the revenue recording. Based on further review, the Company has determined that the customer involved did not require a separate license, and therefore, no license revenue should have been recorded. This additional information does not change the adjustments to the financial results as previously reported.

The Company also announced that it received a letter from the Nasdaq Stock Market on November 24, 1998 regarding its delay in filing its Form 10-Q for the third quarter of 1998 with the Securities and Exchange Commission beyond the required due date. The letter indicated that the Company's common stock is scheduled to be delisted from the Nasdaq Stock Market if the Company fails to file its Form 10-Q by December 2, 1998. The letter also indicated that a fifth character "E" would be appended to its trading symbol as a result of the delayed filing of its Form 10-Q. If the Company is unable to file its Form 10-Q by the December 2, 1998 deadline, it intends to seek procedural remedies with the Nasdaq Stock Market to attempt to avoid the delisting of its common stock.

Commenting on the restatement and other news, Dominic Chan, President and CEO, stated: "Since we became aware of the need to restate our results in October, we have spent a great deal of time working closely with our independent auditor to ensure the integrity of our reported financial results. Unfortunately, our efforts uncovered two additional problems that require restatement. Clearly, we understand such integrity is an essential requirement.

Devoting all of our efforts to the review has delayed certain filings with the Securities and Exchange Commission. We will complete all such filings as expeditiously as possible."

Finally, the Company reported that Douglas Catalano resigned from the Board of Directors effective November 18, 1998.

ABOUT PERITUS

Founded in 1991, Peritus Software Services, Inc. is a provider of software maintenance outsourcing services. The Peritus Software Asset Maintenance (SAM) offerings enable organizations to transform the maintenance process into an efficient, cost-effective discipline that boosts productivity and performance. SAM offerings include customized services for software providers, information systems organizations, and Year 2000 renovations. Peritus is headquartered in Billerica, MA, with offices worldwide. For more information, see the Peritus web site at http://www.peritus.com.

This press release may contain certain forward-looking statements, which involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in such statements. Certain factors that could cause actual results to differ materially from those discussed in such forward-looking statements include the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and other public filings made by Peritus with the Securities and Exchange Commission, which factors are incorporated herein by reference.

Contact:   John Giordano
           Chief Financial Officer
           Peritus Software Services, Inc.
           978-670-0800
           Fax: 978-670-2060
           Internet: jgiordano@peritus.com
                     ---------------------

Peritus is a registered trademark and Software Asset Maintenance is a service mark of Peritus Software Services, Inc.

                        PERITUS SOFTWARE SERVICES, INC.
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 (In thousands, except per share-related data)
                                  (unaudited)


                                                                      Three Months                  Nine Months
                                                                          Ended                        Ended
                                                                      September 30,                September 30,
                                                                   -------------------          -------------------
                                                                                1997                         1997
                                                                     1998     Restated            1998     Restated
                                                                   --------   --------          --------   --------
Revenue:
  Outsourcing services.......................................      $  2,270   $  2,979         $   7,685   $  8,542
  License....................................................           763      3,957             8,602     12,744
  Other services.............................................         2,260      1,716             9,522      4,207
                                                                   --------   --------          --------   --------
     Total revenue...........................................         5,293      8,652            25,809     25,493
                                                                   --------   --------          --------   --------
Cost of revenue:
  Cost of outsourcing services...............................         1,826      2,444             5,833      6,847
  Cost of license............................................           474        155             1,520        430
  Cost of other services.....................................         2,551      1,280             7,636      3,605
                                                                   --------   --------          --------   --------
     Total cost of revenue...................................         4,851      3,879            14,989     10,882
                                                                   --------   --------          --------   --------
Gross profit.................................................           442      4,773            10,820     14,611
                                                                   --------   --------          --------   --------
Operating expenses:
 Sales and marketing.........................................         3,980      2,197            10,355      5,615
  Research and development...................................         2,150      1,975             7,195      5,578
  General and administrative.................................         2,969      1,053             6,017      2,853
  Impairment of long-lived assets............................         4,294        --              4,294        --
  Restructuring charges......................................         3,279        --              4,718        --
                                                                   --------   --------          --------   --------
     Total operating expenses................................        16,672      5,225            32,579     14,046
                                                                   --------   --------          --------   --------
     Income (loss) from operations...........................       (16,230)      (452)          (21,759)       565
Interest income, net.........................................            95        462               440        482
                                                                   --------   --------          --------   --------
   Income (loss) before gain on sale of majority owned
     subsidiary, income taxes and minority interest
     in consolidated subsidiary..............................       (16,135)        10           (21,319)     1,047
Gain on sale of majority owned subsidiary....................           (11)       --                (11)       --
Provision (benefit) for income taxes.........................           --         (68)               25        104
Minority interest in consolidated subsidiary.................             8         (6)               (4)        15
                                                                   --------   --------          --------   --------
   Net income (loss).........................................       (16,132)        84           (21,329)       928
Accrual of dividends on Series A and B preferred stock                  --         --                --        (675)
Accretion to redemption value of redeemable stock                       --         --                --         (57)
                                                                   --------   --------          --------   --------
Net income (loss) available to common stockholders                 $(16,132)  $     84          $(21,329)  $    196
                                                                   ========   ========          ========   ========

Net income (loss) per common share:
   Basic.....................................................      $  (0.99)  $   0.01          $  (1.32)  $   0.02
                                                                   ========   ========          ========   ========
   Diluted...................................................      $  (0.99)  $   0.01          $  (1.32)  $   0.02
                                                                   ========   ========          ========   ========

Weighted average common shares outstanding:
   Basic.....................................................        16,294     12,432            16,121      8,107
                                                                   ========   ========          ========   ========
   Diluted...................................................        16,294     14,280            16,121     11,466
                                                                   ========   ========          ========   ========

                        PERITUS SOFTWARE SERVICES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                (In thousands)
                                  (unaudited)


                                                                        December 31,
                                                        September 30,       1997
                                                            1998          Restated
                                                        ------------    ------------
ASSETS
Cash and cash equivalents.............................. $      4,004    $     11,340
Short-term investments.................................        2,500           3,000
Accounts receivable, net...............................        5,554          12,627
Costs and estimated earnings in excess of billings
 on uncompleted contracts..............................        1,692           2,547
Prepaid expenses and other current assets..............        1,264             710
                                                        ------------    ------------
  Total current assets.................................       15,014          30,224

Property and equipment, net............................        5,239           3,859
Intangible and other assets, net.......................          676           5,787
                                                        ------------    ------------
                                                        $     20,929    $     39,870
                                                        ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable....................................... $        843    $      1,650
Billings in excess of costs and estimated earnings on
 uncompleted contracts.................................          394             976
Deferred revenue.......................................        2,125           2,818
Other accrued expenses and current liabilities.........        6,193           3,849
                                                        ------------    ------------
  Total current liabilities............................        9,555           9,293

Long-term liabilities..................................        1,345             572
                                                        ------------    ------------
  Total liabilities....................................       10,900           9,865
                                                        ------------    ------------

Stockholders' equity...................................       10,029          30,005
                                                        ------------    ------------
                                                        $     20,929    $     39,870
                                                        ============    ============

                        Peritus Software Services, Inc.
                          Summary of 1997 Restatement
                 (In thousands, except per share-related data)
                                  (unaudited)


                  3rd Qtr.      3rd Qtr.      4th Qtr.      4th Qtr.         1997               1997
                 As Reported  As Restated   As Reported   As Restated     As Reported       As Restated
-------------------------------------------------------------------------------------------------------
Revenue             $ 9,852     $ 8,652       $ 13,608     $ 14,216        $ 40,301          $ 39,709
-------------------------------------------------------------------------------------------------------
Income (Loss)           748        (452)       (69,346)     (68,738)        (67,582)          (68,173)
from
Operations
-------------------------------------------------------------------------------------------------------
Net Income            1,166          84        (68,920)     (68,418)        (66,910)          (67,490)
(Loss)
-------------------------------------------------------------------------------------------------------
Diluted Income      $  0.08     $  0.01       $  (4.97)    $  (4.93)        $ (6.97)         $  (7.03)
(Loss) Per
Share
-------------------------------------------------------------------------------------------------------